                                                                     EXHIBIT 5.1



April 1, 1998



ATG Inc.
47375 Fremont Boulevard
Fremont, California 94538

Ladies and Gentlemen:

We have acted as counsel for ATG Inc., a California corporation (the "Company"), in connection with the preparation and filing of a registration statement on Form S-1 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") relating to the public offering by the Company of 1,700,000 shares of its Common Stock, no par value per share, plus an additional 255,000 shares of such Common Stock to cover over-allotments, if any (collectively, the "Shares").

In connection with the opinions expressed herein, we have examined the following documents: (i) the Registration Statement (including exhibits thereto); (ii) the Articles of Incorporation of the Company, as amended; (iii) the Bylaws of the Company, as amended; (iv) the minute books of the Company; (v) the form of Underwriting Agreement (the "Underwriting Agreement") to be executed and delivered by the Company and Van Kasper & Company (the "Underwriter"); (vi) the form of Common Stock certificate of the Company; and (vii) such other documents as we have deemed necessary or appropriate.

In our examinations, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or facsimile copies and the authenticity of the originals of such documents. For purposes of rendering the opinion expressed herein, we have further expressly assumed that the Registration Statement, as amended by Amendment No. 1 thereto filed with the Commission on April 1, 1998, will be identical to the Registration Statement in the form that is declared

ATG Inc.
April 1, 1998
Page 2


effective by the Commission, and that the Underwriting Agreement as executed and delivered by the Company and the Underwriter will be substantially the same as the form of Underwriting Agreement attached as Exhibit 1.1 to the Registration Statement, as amended by Amendment No. 1 thereto.

Based upon our examination of the foregoing documents, and expressly subject to the assumptions set forth above, it is our opinion that, when issued and paid for upon the effectiveness of the Registration Statement and in accordance with the terms of the Underwriting Agreement and the final Prospectus contained in the Registration Statement, the Shares will be validly issued, fully paid and non-assessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to Graham & James LLP under the caption "Legal Matters" in the Prospectus contained within the Registration Statement.

Very truly yours,



GRAHAM & JAMES LLP